Exhibit 99.5

CTE PETROCHEMICALS
COMPANY
Financial Statements
December 31, 2009, 2008 and 2007

CTE PETROCHEMICALS COMPANY
FINANCIAL STATEMENTS
Index to Financial Statements

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Partners of
CTE Petrochemicals Company
We have audited the accompanying balance sheets of CTE Petrochemicals Company (the “Company”) as of December 31, 2009 and 2008, and the related statements of operations, partners’ capital, and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the financial position of CTE Petrochemicals Company as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche LLP
Houston, Texas
September 13, 2010

CTE PETROCHEMICALS COMPANY
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2009	2008	2007
	(In $ thousands)
Equity in net earnings of Ibn Sina	$134,466	$201,477	$173,042
Income tax benefit	4,750	0	0
Withholding tax expense	(4,126)	(11,941)	(8,215)

Net earnings	$135,090	$189,536	$164,827

See the accompanying notes to the financial statements.

CTE PETROCHEMICALS COMPANY
BALANCE SHEETS

	As of December 31,
	2009	2008
	(In $ thousands)
ASSETS
Investment in Ibn Sina	$158,771	$109,488

Total assets	$158,771	$109,488

LIABILTIES AND PARTNERS’ CAPITAL
Current liabilities
Income taxes payable	$14,499	$0

Total current liabilities	14,499	—

Tax liability	—	19,250

Total liabilities	14,499	19,250

Partners’ capital	$144,272	$90,238

Total liabilities and partners’ capital	$158,771	$109,488

See the accompanying notes to the financial statements.

CTE PETROCHEMICALS COMPANY
STATEMENTS OF PARTNERS’ CAPITAL

	2009			2008			2007
	Texas			Texas			Texas
	Eastern	Elwood		Eastern	Elwood		Eastern	Elwood
	Arabian	Insurance		Arabian	Insurance		Arabian	Insurance
	Ltd.	Ltd.	Total	Ltd.	Ltd.	Total	Ltd.	Ltd.	Total
	(In $ thousands)			(In $ thousands)			(In $ thousands)
Partners’ Capital
Balance as of the beginning of the period	$46,143	$46,143	$92,286	$70,686	$70,685	$141,371	$70,423	$70,423	$140,846
Net earnings	67,545	67,545	135,090	94,768	94,768	189,536	82,413	82,414	164,827
Dividends	(40,940)	(40,941)	(81,881)	(119,310)	(119,311)	(238,621)	(82,151)	(82,151)	(164,302)

Balance as of the end of the year	72,748	72,747	145,495	46,144	46,142	92,286	70,685	70,686	141,371

Accumulated Other Comprehensive Income(Loss), Net
Balance as of the beginning of the period	(1,024)	(1,024)	(2,048)	(899)	(899)	(1,798)	(496)	(497)	(993)
Pension and postretirement benefits	412	413	825	(125)	(125)	(250)	(402)	(403)	(805)

Balance as of the end of the period	(612)	(611)	(1,223)	(1,024)	(1,024)	(2,048)	(898)	(900)	(1,798)

Total Partners’ Capital	$72,136	$72,136	$144,272	$45,120	$45,118	$90,238	$69,787	$69,786	$139,573

See the accompanying notes to the financial statements.

CTE PETROCHEMICALS COMPANY
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2009	2008	2007
	(In $ thousands)
Operating activities
Net earnings	$135,090	$189,536	$164,827
Equity in net earnings of Ibn Sina	(134,466)	(201,477)	(173,042)
Income tax benefit	(4,750)	—	—
Dividends received	86,007	250,562	172,517

Net cash provided by operating activities	81,881	238,621	164,302
Financing activities
Dividends paid	(81,881)	(238,621)	(164,302)

Net cash provided by (used in) financing activities	(81,881)	(238,621)	(164,302)
Net change in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of period	—	—	—

Cash and cash equivalents at end of period	$0	$0	$0

See the accompanying notes to the financial statements.

CTE PETROCHEMICALS COMPANY
NOTES TO FINANCIAL STATEMENTS
1. Description of the Company and Basis of Presentation
CTE Petrochemicals Company (“CTE” or the “Company”) is a common general partnership (the “Partnership”) which was formed on January 27, 1981 pursuant to the laws of the Cayman Islands, British West Indies. The original partners, Celanese Arabian Inc. (“Celanese Arabian”) and Texas Eastern Arabian Ltd., a wholly owned subsidiary of Duke Energy Corporation (“Duke”), each acquired an equal ownership interest in CTE. Through a series of transactions, Elwood Insurance Limited (“Elwood”), a wholly owned subsidiary of Celanese Corporation (“Celanese”), acquired Celanese Arabian’s original interest in CTE, and Celanese and Duke continue to have an equal ownership interest, including profit and loss distribution.
CTE’s only asset is its 50% investment in National Methanol Company (“Ibn Sina”). Ibn Sina, a Saudi limited liability company registered under the laws of Saudi Arabia, is owned equally by CTE and Saudi Basic Industries Corporation (“SABIC”), a privately-held Saudi Arabian joint stock company. Ibn Sina was formed in 1981 and is in the business of operating a petrochemical complex which produces methanol and methyl tertiary butyl ether (“MTBE”).
Basis of Presentation
The consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for all periods presented.
2. Summary of Accounting Policies
•	Estimates and assumptions
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenues and expenses. These estimates, based on best available information at the time, could differ from actual results.
•	Investment in Ibn Sina
The Company accounts for its investment in Ibn Sina using the equity method of accounting as it has the ability to exercise significant influence over operating and financial policies of Ibn Sina, but does not exercise control.
The Company assesses the recoverability of the carrying value of its investment whenever events or changes in circumstances indicate a loss in value that is other than a temporary decline. A loss in value of an equity-method investment which is other than a temporary decline will be recognized as the difference between the carrying amount of the investment and its fair value.
•	Dividends
The Company records dividends when received. Historically, Ibn Sina has distributed a substantial portion of the after tax earnings to its shareholders. CTE remits the dividends to its shareholders, Celanese and Duke, simultaneously when received from Ibn Sina.
•	Accumulated Other Comprehensive Income
Accumulated other comprehensive income is the Company’s share of Ibn Sina’s gains or losses for pension and postretirement benefits that are not recognized immediately as a component of net periodic pension cost.
3. Investment in Ibn Sina
The following are summarized US GAAP financial statement results of Ibn Sina (in thousands):

	2009	2008	2007
Total Assets	$468,447	$356,089	$511,825
Debt	0	0	0
Total Liabilities	140,229	112,040	169,398
Net Sales	752,572	1,073,511	885,814
Operating Profit	324,991	469,869	410,077
Net Income	289,100	421,233	365,821
The laws of Saudi Arabia require different allocations of income taxes to capital balances based upon the respective partner’s country of domicile. Accordingly, CTE’s percentage of Ibn Sina’s net income in equity is not proportioned to its ownership percentages.
4. Taxes
The financial statements reflect no provision or liability for income taxes because the Company’s financial results are included in the income tax returns of the Partners for the years ended December 31, 2009, 2008 and 2007. The Company incurs withholding tax at a rate of 5% on dividends received from its investment in Ibn Sina. Withholding taxes are reported as withholding tax expense on the Company’s income statement when dividends are received. Amounts shown as withholding tax expense were paid in the respective periods presented.
The Company adopted the provisions of FASB ASC 740, Income Taxes (originally issued as FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes), which clarifies the accounting and disclosure for uncertainty in income tax positions, as defined, on January 1, 2007. Based on the Company’s review, a reserve of $19.3 million related to Saudi Arabia corporate income tax on the Company’s share of Ibn Sina earnings for tax years 1997 to 2003 was required. The tax reserve was recorded through income tax expense on the Company’s financials prior to the adoption of FASB ASC 740 and no cumulative effect adjustment was required at adoption. Upon receiving a final tax assessment from the Saudi Arabian tax authority in 2009, the Company reversed $4.7 million of the tax reserve and reclassed the remaining $14.5 million to current Income taxes payable. The tax was paid in the first quarter of 2010.
5. Subsequent Events
Effective April 1, 2010, Celanese, Duke and SABIC agreed to expand the scope of Ibn Sina to include the creation of a polyacetal (“POM”) production facility, and extend the term of the joint venture to 2032. The capital required to build the POM plant will be funded equally by SABIC and CTE. Celanese and Duke will provide 65% and 35%, respectively, of the POM funding requirements of CTE. Once the POM plant becomes commercially operational, which is estimated to take approximately three years to complete, CTE’s respective earnings will be split 65% and 35% to Celanese and Duke, respectively. However, the partners’ equal ownership percentage in CTE will remain unchanged. Celanese and Duke will continue to share equal powers and influence over the significant activities of the Company. SABIC will continue to have 50% ownership in Ibn Sina, including its respective share of profits and losses.
The production of methanol, methyl tertiary butyl ether (“MTBE”) and POM requires natural gas. Ibn Sina has a natural gas supply contract through 2022. If the natural gas contract is renewed in 2022, CTE’s earnings split will remain 65% and 35% to Celanese and Duke, respectively, until the termination of the joint venture in 2032. If the net income of Ibn Sina is below $10 million in any given year, the earnings split will change to 99% and 1% to Celanese and Duke, respectively, for that year. At the end of the joint venture term, SABIC and Celanese have a call and put option, respectively, to buy out Celanese and Duke at fair market value, unless Ibn Sina is liquidated or the joint venture is extended.
Subsequent events were updated through September 13, 2010, the date at which the financials were available to be issued.

NATIONAL METHANOL COMPANY (IBN SINA)
(LIMITED LIABILITY COMPANY)
FINANCIAL STATEMENTS AND AUDITORS’ REPORT
YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

NATIONAL METHANOL COMPANY (IBN SINA)
(LIMITED LIABILITY COMPANY)
FINANCIAL STATEMENTS AND AUDITORS’ REPORT
YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

INDEPENDENT AUDITORS’ REPORT
To the management
National Methanol Company (Ibn Sina)
Al-Jubail, Saudi Arabia
We have audited the accompanying balance sheets of National Methanol Company (Ibn Sina), a Saudi limited liability company (the “Company”) as of December 31, 2009 and 2008, and the related statements of income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended and for the year ended December 31, 2007 in conformity with accounting principles generally accepted in Saudi Arabia.
Accounting principles generally accepted in Saudi Arabia vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 21 to the financial statements.
/s/ Deloitte & Touche
Bakr Abulkhair & Co.
/s/ Nasser M. Al-Sagga
License No. 322
September 13, 2010

NATIONAL METHANOL COMPANY (IBN SINA)
(LIMITED LIABILITY COMPANY)
BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008

		2009	2008
	Note	SR 000	SR 000

ASSETS
Current assets
Cash and cash equivalents	3	284,318	55,208
Trade receivables from related parties	15	471,770	326,152
Inventories	4	180,718	122,957
Other receivables and prepayments	5	52,146	34,040

Total current assets		988,952	538,357

Non-current assets
Property, plant and equipment	6	697,663	742,486
Intangible assets	7	39,264	23,441
Other non-current assets	8	27,334	26,413

Total non-current assets		764,261	792,340

TOTAL ASSETS		1,753,213	1,330,697

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	9	29,825	30,972
Accrued and other current liabilities	10	388,729	270,474

Total current liabilities		418,554	301,446

Non-current liabilities
End-of-service indemnities	11	83,371	100,459
Other liabilities	12	15,422	18,912

Total non-current liabilities		98,793	119,371

Shareholders’ equity
Share capital	1	558,000	558,000
Statutory reserve	18	279,000	279,000
Retained earnings		398,866	72,880

Total shareholders’ equity		1,235,866	909,880

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		1,753,213	1,330,697

The accompanying notes form an integral part of these financial statements

NATIONAL METHANOL COMPANY (IBN SINA)
(LIMITED LIABILITY COMPANY)
STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

		2009	2008	2007
	Note	SR 000	SR 000	SR 000

Sales	15	2,822,144	4,025,668	3,321,802

Cost of sales	15	1,585,055	2,243,193	1,769,829

Gross profit		1,237,089	1,782,475	1,551,973

Distribution expenses		525	797	2,623
General and administrative expenses	14,15	14,817	19,501	18,954

Operating income		1,221,747	1,762,177	1,530,396

Financial income		812	18,166	18,013
Other income (expenses), net		4,155	(2,272)	(1,515)

NET INCOME		1,226,714	1,778,071	1,546,894

The accompanying notes form an integral part of these financial statements

NATIONAL METHANOL COMPANY (IBN SINA)
(LIMITED LIABILITY COMPANY)
STATEMENTS OF SHAREHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

		Saudi
		Basic	CTE
		Industries	Petrochemicals
		Corporation	Company	Total
	Note	SR 000	SR 000	SR 000

Share capital
December 31, 2009, 2008 and 2007	1	279,000	279,000	558,000

Statutory reserve
December 31, 2009, 2008 and 2007	18	139,500	139,500	279,000

Retained earnings
January 1, 2007		195,108	197,375	392,483
Net income for the year		773,447	773,447	1,546,894
Zakat and income tax for year	13	(23,703)	(151,799)	(175,502)
Amounts withheld from shareholders towards zakat and income tax		—	87,213	87,213
Dividend related to year 2006, net		(195,108)	(197,375)	(392,483)
Dividend related to current year		(505,970)	(505,970)	(1,011,940)

December 31, 2007		243,774	202,891	446,665

Net income for the year		889,036	889,035	1,778,071
Zakat and income tax for year	13	(21,064)	(182,688)	(203,752)
Amounts withheld from shareholders towards zakat and income tax		—	117,561	117,561
Dividend related to year 2007, net		(243,774)	(202,891)	(446,665)
Dividend related to current year		(809,500)	(809,500)	(1,619,000)

December 31, 2008		58,472	14,408	72,880

Net income for the year		613,357	613,357	1,226,714
Zakat and income tax for year	13	(16,495)	(121,047)	(137,542)
Amounts withheld from shareholders towards zakat and income tax		—	106,105	106,105
Dividend related to year 2008, net		(58,616)	(15,640)	(74,256)
Dividend related to current year		(397,518)	(397,517)	(795,035)

December 31, 2009		199,200	199,666	398,866

Total shareholders’ equity
December 31, 2009		617,700	618,166	1,235,866

December 31, 2008		476,972	432,908	909,880

December 31, 2007		662,274	621,391	1,283,665

The accompanying notes form an integral part of these financial statements

NATIONAL METHANOL COMPANY (IBN SINA)
(LIMITED LIABILITY COMPANY)
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	2009	2008	2007
	SR 000	SR 000	SR 000

OPERATING ACTIVITIES
Net income	1,226,714	1,778,071	1,546,894
Adjustments for:
Depreciation	94,850	84,830	84,595
Amortization of intangible assets	57,280	47,108	38,440
End-of-service indemnities	7,040	12,975	15,129
Loss on disposal of property, plant and equipment	460	220	9,709

Changes in operating assets and liabilities:
Trade receivable from related parties	(145,618)	339,768	(393,620)
Inventories	(57,761)	8,680	(8,805)
Other receivables and prepayments	(18,106)	4,893	(10,483)
Accounts payable	(1,147)	(4,401	(1,914)
Accrued and other current liabilities	171,636	(210,752)	114,979
Other liabilities	(3,490)	(493)	(8,093)

Cash from operations	1,331,858	2,060,899	1,386,831

End-of-service indemnities paid	(24,128)	(6,331)	(7,738)
Zakat and income tax paid	(190,923)	(205,850)	(115,515)

Net cash from operating activities	1,116,807	1,848,718	1,263,578

INVESTING ACTIVITIES
Additions to property, plant and equipment	(50,973)	(62,746)	(64,427)
Proceeds from disposal of property, plant and equipment	486	—	1,473
Additions to intangible assets	(73,103)	(17,012)	(72,067)
Other non-current assets	(921)	6,928	2,023

Net cash used in investing activities	(124,511)	(72,830)	(132,998)

FINANCING ACTIVITIES
Dividends paid net of zakat and income tax	(763,186)	(1,948,104)	(1,317,210)

Net cash used in financing activities	(763,186)	(1,948,104)	(1,317,210)

Net change in cash and cash equivalents	229,110	(172,216)	(186,630)
Cash and cash equivalents, January 1	55,208	227,424	414,054

CASH AND CASH EQUIVALENTS, DECEMBER 31	284,318	55,208	227,424

The accompanying notes form an integral part of these financial statements

NATIONAL METHANOL COMPANY (IBN SINA)
(LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007
1.	ORGANIZATION AND ACTIVITIES
National Methanol Company (“Ibn Sina”) (the “Company”) is a Saudi limited liability company registered under Commercial Registration No. 2055000779 dated 19 Rajab 1401H (May 23, 1981).

The Company is owned equally by Saudi Basic Industries Corporation (“SABIC”) a Saudi Arabian joint stock company and CTE Petrochemicals Company (“CTE”), a partnership registered in Cayman Islands, British West Indies. CTE is equally owned by Elwoods Insurance Company, a Bermuda Corporation, and Texas Eastern Arabian Ltd, a Bermuda Corporation.

The authorized share capital of the Company is SR 742 million divided into 7,420 units of SR 100,000 each. The paid up capital at December 31, 2009 and 2008 was SR 558 million comprised of 5,580 units of SR 100,000 each.

The Company’s principal business activity is to operate a petrochemical complex at Al-Jubail Industrial City which produces Methanol and Methy1 Tertiary Butyl Ether (“MTBE”). The Company’s Methanol and MTBE plants commenced commercial operations on November 1, 1984 and July 1, 1994, respectively. SABIC distributes and markets the Company’s products.

The Company’s registered office is in Al-Jubail Industrial City in the Kingdom of Saudi Arabia.
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The accompanying financial statements have been prepared in compliance with the accounting standards issued by the Saudi Organization for Certified Public Accountants. The following is a summary of significant accounting policies applied by the Company:

Accounting convention

The financial statements are prepared under the historical cost convention.

Revenue recognition

Product sales are made to SABIC (the “Marketer”). Upon delivery of products to the Marketer, sales are recorded at provisional selling prices net of marketing expenses paid directly by the Marketer. These selling prices are later adjusted based upon actual selling prices received by the Marketer from third parties. Adjustments are recorded as they become known to the Company.

Distribution and general and administrative expenses

Distribution expenses principally comprise of costs incurred in the distribution and sale of the Company’s products / services. All other expenses are classified as general and administrative expenses.

General and administrative expenses include direct and indirect costs not specifically part of production costs as required under generally accepted accounting principles. Allocations between general and administrative expenses and cost of sales, when required, are made on a consistent basis.

Accounts receivable

Accounts receivable are stated at the original invoice amount less an allowance for any uncollectible amounts. Adjustments are recorded as they become known to the Company. An estimate for doubtful debts is made when the collection of the accounts receivable amount is considered doubtful. Bad debts are written off as incurred.

NATIONAL METHANOL COMPANY (IBN SINA)
(LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS (Continued)
YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007
Inventories

Finished goods and chemicals are stated at the lower of cost or net realizable value. Cost of finished goods, chemicals, spare parts and supplies is determined on a weighted average cost basis. Inventories of finished goods include cost of materials, labor and an appropriate portion of direct overheads.

Inventory items that are considered as essential to ensure continuous plant operations are treated as capital spare parts and are classified as plant and equipment and are depreciated using the depreciation rate relevant to the corresponding plant and equipment.

Property, plant and equipment

Property, plant and equipment are stated at cost net of accumulated depreciation except for construction in progress which is stated at cost. Expenditure on maintenance and repairs is expensed, while expenditure for betterments is capitalized. Depreciation is provided over the estimated useful lives of the applicable assets using the straight line method. Leasehold improvements are amortized over the shorter of the estimated useful life or the remaining term of the lease. The estimated years of depreciation of the principal classes of assets are as follows:

Years
Buildings	33
Plant and equipment	20
Catalyst	1-6
Furniture, fixtures and vehicles	4-10
Impairment
At each balance sheet date, the Company reviews the carrying amounts of its property, plant and equipment and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs.
If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (cash-generating unit) is reduced to its recoverable amount. Impairment losses are recognized as an expense immediately.
Where an impairment loss subsequently reverses, the carrying amount of the asset (cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (cash-generating unit) in prior years. A reversal of an impairment loss is recognized as income immediately.
Intangible assets
Intangible assets anticipated to provide identifiable future benefits are classified as non-current assets, and are amortized using the straight-line method over their estimated useful lives. Such intangibles assets and their expected amortization periods are as follows:
Employee home ownership (“HOP”) costs
Costs incurred in connection with the construction of employee housing are capitalized with the related assets and are amortized using the straight line method over a period of five years.

NATIONAL METHANOL COMPANY (IBN SINA)
(LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS (Continued)
YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007
Planned turnaround costs
Planned turnaround costs are deferred and amortized over the period until the date of the next planned turnaround. Should an unexpected turnaround occur prior to the previously envisaged date of planned turnaround, then the previously unamortized deferred costs are immediately expensed and the new turnaround costs are amortized over the period likely to benefit from such costs.
Costs of implementation of SAP Enterprise Resource Planning System (“SAP ERP”)
As per the requirements of SABIC’s unified accounting policies, all costs relating to Fanar-SAP ERP implementation are deferred and amortized using the straight line method over a period of five years.
Production advances
Amounts received from affiliates in respect of capital advances to finance tangible assets of the Company are included under non current liabilities and are amortized over the estimated useful lives of the related assets using the straight line method.
End-of-service indemnities
End-of-service indemnities, required by the Saudi Arabian labor law, are provided in the financial statements based on the employees’ length of service.
Employees’ home ownership program
The Company has a home ownership program that offers eligible Saudi employees home ownership opportunities.
Unsold housing units constructed for eventual sale to eligible employees are included under property, plant and equipment and depreciated over 33 years.
When the houses are allocated to the employees, the cost of houses constructed and sold to the employees under the program is transferred from property, plant and equipment to other non-current assets. Down payments and installments of purchase price received from employees are set off against the other non-current assets.
The cost of the houses and the related purchase price is removed from other non-current assets when the title to the houses is transferred to the employees, at which time, no significant gain or loss is expected to result to the Company.
Employees’ savings plan
The Company maintains an employee saving plan. The contributions from the participants are deposited in a separate bank account and provision is established for the Company’s contribution.
Dividends
Dividends are recognised as a liability at the time of their approval by the Board of Directors. Interim dividends are recorded as and when approved by the Board of Directors.
Foreign currency translation
Foreign currency transactions are translated into Saudi Riyals at the rates of exchange prevailing at the time of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated to Saudi Riyals at the exchange rates prevailing at that date. Gains and losses from settlement and translation of foreign currency transactions are included in the statements of income.

NATIONAL METHANOL COMPANY (IBN SINA)
(LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS (Continued)
YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007
Zakat and income tax
The Company is subject to the Regulations of the Department of Zakat and Income Tax (“DZIT”) in the Kingdom of Saudi Arabia. Zakat and income tax are provided on an accruals basis and charged to retained earnings. The zakat charge is computed at 2.5% on the zakat base. Income tax is computed at 20% of adjusted net income. Any difference in the estimate is recorded when the final assessment is approved, at which time the provision is cleared.
As per the requirements of the standard issued by the Saudi Organization for Certified Public Accountants, zakat and income tax provisions for mixed companies are presented as a separate item in the statements of shareholders’ equity. Any amount withheld or recovered from shareholders towards zakat and income tax is added back to the shareholders’ equity.
By-product sales
Sales of by — products are credited to cost of sales.
Technology and innovation
Technology and innovation costs are expensed when incurred.
Leasing
Leases are classified as capital leases whenever the terms of the lease transfer substantially all of the risks and rewards of ownership to the lessee. All other leases are classified as operating leases. Rentals payable under operating leases are charged to income on a straight line basis over the term of the operating lease.
3.	CASH AND CASH EQUIVALENTS
Cash and cash equivalents include cash, demand deposits, and highly liquid investments with original maturities of three months or less. Cash and cash equivalents as of December 31, 2009 and 2008 comprise entirely of bank balances.
Bank balances at December 31, 2009 include employees saving plan deposits held in a separate bank account of SR 3.5 million (2008: SR 5.2 million) which are not available to the Company.
4.	INVENTORIES

	2009	2008
	SR 000	SR 000

Finished goods	97,602	54,504
Chemicals	5,119	3,250
Spare parts and supplies	72,215	61,027
Goods in transit	5,782	4,176

	180,718	122,957

Inventories at December 31, 2009 are shown net of allowance for obsolescence of SR 12.3 million (2008 — SR 12.3 million). The spare parts inventory primarily relates to plant and machinery and, accordingly, this inventory is expected to be utilized over a period exceeding one year.

NATIONAL METHANOL COMPANY (IBN SINA)
(LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS (Continued)
YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007
5.	OTHER RECEIVABLES AND PREPAYMENTS

	2009	2008
	SR 000	SR 000

Advances to related parties (note 15)	37,680	18,213
Prepayments	8,197	8,352
Others	6,269	7,475

	52,146	34,040

6.	PROPERTY, PLANT AND EQUIPMENT

2009

				Furniture,
		Plant and		fixtures and	Construction
	Buildings	equipment	Catalyst	vehicles	in progress	Total
	SR 000	SR 000	SR 000	SR 000	SR 000	SR 000

Cost
January 1, 2009	304,149	2,094,182	88,600	75,743	93,503	2,656,177
Additions	5,189	23,440	1,478	617	20,249	50,973
Disposals	—	—	—	(346)	(946)	(1,292)
Transfers	2,230	16,311	31,216	3,816	(53,573)	—

December 31, 2009	311,568	2,133,933	121,294	79,830	59,233	2,705,858

Depreciation
January 1, 2009	196,310	1,600,819	47,041	69,521	—	1,913,691
Charge for year	9,530	72,451	10,831	2,038	—	94,850
Disposals	—	—	—	(346)	—	(346)

December 31, 2009	205,840	1,673,270	57,872	71,213	—	2,008,195

Net book value
December 31, 2009	105,728	460,663	63,422	8,617	59,233	697,663

NATIONAL METHANOL COMPANY (IBN SINA)
(LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS (Continued)
YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007
2008

				Furniture,
		Plant and		fixtures and	Construction
	Buildings	equipment	Catalyst	vehicles	in progress	Total
	SR 000	SR 000	SR 000	SR 000	SR 000	SR 000

Cost
January 1, 2008	300,282	2,049,649	81,239	74,422	88,085	2,593,677
Additions	1,383	15,150	—	8	46,205	62,746
Disposals	—	(28)	—	(13)	(205)	(246)
Transfers	2,484	29,411	7,361	1,326	(40,582)	—

December 31, 2008	304,149	2,094,182	88,600	75,743	93,503	2,656,177

Depreciation
January 1, 2008	186,455	1,530,182	44,176	68,074	—	1,828,887
Charge for year	9,855	70,656	2,865	1,454	—	84,830
Disposals	—	(19)	—	(7)	—	(26)

December 31, 2008	196,310	1,600,819	47,041	69,521	—	1,913,691

Net book value
December 31, 2008	107,839	493,363	41,559	6,222	93,503	742,486

The Company has leased land for plant and equipment and buildings from the Royal Commission for Jubail and Yanbu at nominal rent. The lease is for a period of 30 years commencing from 1 Jumada 1402H (February 24, 1982) and is renewable for a similar period under mutually agreed terms and conditions.
At December 31, 2009 and 2008, construction in progress mainly represents costs incurred and advances paid in respect of catalyst and housing units under construction.
7.	INTANGIBLE ASSETS

2009

	Employee
	home		Software
	ownership	Turnaround	development
	costs	Costs	costs	Total
	SR 000	SR 000	SR 000	SR 000

Cost
January 1, 2009	4,359	95,552	16,118	116,029
Additions	—	71,636	1,467	73,103

December 31, 2009	4,359	167,188	17,585	189,132

Amortization
January 1, 2009	385	78,935	13,268	92,588
Charge for the year	872	52,091	4,317	57,280

December 31, 2009	1,257	131,026	17,585	149,868

Net book value
December 31, 2009	3,102	36,162	—	39,264

NATIONAL METHANOL COMPANY (IBN SINA)
(LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS (Continued)
YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007
2008

	Employee
	home		Software
	ownership	Turnaround	development
	costs	costs	costs	Total
	SR 000	SR 000	SR 000	SR 000

Cost
January 1, 2008	925	82,974	15,118	99,017
Additions	3,434	12,578	1,000	17,012

December 31, 2008	4,359	95,552	16,118	116,029

Amortization
January 1, 2008	200	35,425	9,855	45,480
Charge for the year	185	43,510	3,413	47,108

December 31, 2008	385	78,935	13,268	92,588

Net book value
December 31, 2008	3,974	16,617	2,850	23,441

8.	OTHER NON-CURRENT ASSETS

	2009	2008
	SR 000	SR 000

Employee home ownership receivables	25,641	24,731
Others	1,693	1,682

	27,334	26,413

9.	ACCOUNTS PAYABLE

	2009	2008
	SR 000	SR 000

Trade accounts payable	10,106	8,117
Due to related parties	19,719	22,855

	29,825	30,972

10.	ACCRUED AND OTHER CURRENT LIABILITIES

	2009	2008
	SR 000	SR 000

Other operating costs	342,666	171,565
Technology and innovation costs (note 14)	1,787	1,186
Zakat and income tax (note 13)	31,439	84,820
Withholding tax	6,659	10,862
Others	6,178	2,041

	388,729	270,474

NATIONAL METHANOL COMPANY (IBN SINA)
(LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS (Continued)
YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007
11. END-OF-SERVICE INDEMNITIES

	2009	2008
	SR 000	SR 000

January 1	100,459	93,815
Additional provision in year	7,040	12,975
Utilization of provision	(24,128)	(6,331)

December 31	83,371	100,459

12. OTHER LIABILITIES

	2009	2008
	SR 000	SR 000

Employees’ savings plan (note 17)	7,547	10,272
Employees’ early retirement	311	449
Other deferred credits	7,564	8,191

	15,422	18,912

Other deferred credits represent capital advances received from two affiliated companies for their share of the capital cost of a commonly used Truck Loading Facility which is owned and managed by the Company. These advances are being amortized to income over a period of twenty years, which approximates the period over which the related assets are depreciated by the Company.
13. ZAKAT AND INCOME TAX
The principal elements of the zakat base are as follows:

	2009	2008	2007
	SR 000	SR 000	SR 000

Non-current assets	764,261	792,340	851,668
Spare parts and supplies	72,215	61,027	44,140
Non-current liabilities	98,793	119,371	113,220
Opening shareholders’ equity	909,880	1,283,665	1,229,483
Dividends paid	763,186	1,948,104	1,317,210
Net income	1,226,714	1,778,071	1,546,894
Some of these amounts have been adjusted in arriving at the zakat charge for the year.
The movement in zakat and income tax provision is as follows:

	2009	2008	2007
	SR 000	SR 000	SR 000

Zakat
January 1	23,284	22,470	14,599
Provision for year	16,495	21,064	23,703
Payments during year	(23,284)	(20,250)	(15,832)

December 31	16,495	23,284	22,470

NATIONAL METHANOL COMPANY (IBN SINA)
(LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS (Continued)
YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	2009	2008	2007
	SR 000	SR 000	SR 000

Income tax
January 1	61,536	64,448	12,332
Provision for year	121,047	182,688	151,799
Payments during year	(167,639)	(185,600)	(99,683)

December 31	14,944	61,536	64,448

The charge for the year for zakat and income tax is as follows:

	2009	2008	2007
	SR 000	SR 000	SR 000

Zakat for current year	16,495	21,064	23,703
Income tax for current year	121,047	182,688	151,799

Charged to retained earnings	137,542	203,752	175,502

Outstanding assessments
Zakat and income tax assessments have been agreed with the Department of Zakat and Income tax (DZIT) up to 1996. The DZIT has issued assessments for the years 1997 through 2004 with an additional tax, zakat and delay fine liability of SR 85.8 million. The Company has filed appeals against the above assessments and has also submitted bank guarantees amounting to SR 82.9 million to the DZIT.
During 2009, the DZIT issued the revised assessments for the years 1997 to 2003 based on the decision of Higher Appeal Committee and demanded an additional tax, zakat, delay fine and deemed profit tax liability of SR 56.3 million. The Company has accepted the revised assessments for the years 1997 to 2003 and paid the additional liability in January 2010.
The DZIT did not issue assessments for the year 2005 onwards as these years are in process by the DZIT.
Additional liabilities that may become payable in connection with income taxes, delay fines and costs related to the appeals will be borne by the foreign partner.
14. GENERAL AND ADMINISTRATIVE EXPENSES

	2009	2008	2007
	SR 000	SR 000	SR 000

Employee benefits	6,496	7,156	7,262
Technology and innovation (note 15)	6,941	11,212	10,108
Depreciation	10	64	140
Other	1,370	1,069	1,444

	14,817	19,501	18,954

15. RELATED PARTY TRANSACTIONS
The trade receivables from related parties at December 31, 2009 and 2008 mainly represent receivables from the Marketer (SABIC).

NATIONAL METHANOL COMPANY (IBN SINA)
(LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS (Continued)
YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007
Effective September 1999, all procurement services, including warehousing , transporting and arranging for delivery of materials related to the Company’s spare parts, supplies and materials are provided by SABIC under the terms of the procurement services agreement entered between the Company and SABIC. Starting October 2004, procurement services are provided by SABIC through the Shared Services Organization (SSO). Advances to SABIC for such services, which are included under other receivables and prepayments, amounted to SR 37.7 million at December 31, 2009 (2008: SR 18.2 million). SABIC charged the Company SR 4.2 million in 2009 (2008: SR 3.6 million) (2007: SR 2.8 million) as procurement services fees.
In addition to procurement services, SSO started to provide accounting, human resources, information technology, engineering, and other general services to the Company effective October 2004. The total amount charged in respect of these services was SR 7.7 million (2008: SR 7.5 million) (2007: SR 5.4 million).
SABIC Terminal Services Limited (Sabtank) provides shipping and material handling services to the Company. The total service fee charged by the related party in this respect amounted to SR 7.8 million (2008: SR 8.1 million) (2007: SR 6.0 million).
The shareholders also provide the Company with certain required technical, research and development, administrative and other services in accordance with executed agreements. The Company has a Technology and Innovation Service agreement with SABIC, under which SABIC provides research and development services to the Company. The Company is required to pay an annual fee under the agreement, which is calculated at one percent of Methanol sales plus the lesser of US $1 million or one percent of MTBE sales. A summary of the amounts charged by the shareholders is as follows:

	2009	2008	2007
	SR 000	SR 000	SR 000

SABIC — for technology and innovation services	6,941	11,212	10,108

16. OPERATING LEASE ARRANGEMENTS

	2009	2008	2007
	SR 000	SR 000	SR 000
Charges under operating leases recognized as an expense during the year	7,029	5,116	4,297

Operating lease charges represent rentals payable for vehicles, properties and land (note 6). Rentals are fixed at the start of each lease term for a period of 4 years for vehicles and 1 to 2 years for properties.
17. EMPLOYEE SAVING PLAN
The Company administers a saving plan covering substantially all of the Company’s employees. Participating employees may elect to contribute 1 to 15 percent of their basic salary. The Company matches cumulative employee contributions at a rate which increases by 10 percent each year until completion of ten years of participation, at which time Company’s cumulative contributions equal the employee’s cumulative contributions. The Company’s contributions to the saving plan are accrued monthly and are not funded.
Employees are always fully vested in their contributions. The employees are fully vested in the Company’s accruals generally after one year of participation in the plan. Employees may withdraw their contribution at any time under certain conditions, and have the option to repay such withdrawals. All fully

NATIONAL METHANOL COMPANY (IBN SINA)
(LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS (Continued)
YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007
vested amounts are payable to the employees upon retirement or termination of participation in the plan. Upon completion of ten years participation in the plan, Saudi employees may elect to continue their participation or to collect all fully vested amounts and to rejoin the plan as if for the first time.
18. STATUTORY RESERVE
In accordance with Regulations for Companies in Saudi Arabia, the Company has established a statutory reserve by appropriation of 10% of net income until the reserve equaled 50% of the share capital. This reserve is not available for dividend distribution.
19. RISK MANAGEMENT
Financial instruments carried on the balance sheet principally include cash and cash equivalents, accounts receivable from related parties and other receivables, accounts payable and accrued and other current liabilities.
Credit Risk is the risk that one party will fail to discharge its obligation and will cause the other party to incur a financial loss. Receivables are generally from related parties. Cash is substantially placed with banks with sound credit ratings. Trade accounts receivable are carried net of provision for doubtful debts.
Interest Rate Risk is the risk that the value of financial instruments will fluctuate due to changes in the market interest rates. The Company has no significant interest bearing long term assets or liabilities.
Liquidity Risk is the risk that the Company will encounter difficulty in raising funds to meet commitments associated with financial instruments. Liquidity risk may result from an inability to sell a financial asset quickly at an amount close to its fair value. Liquidity risk is managed by monitoring on a regular basis that sufficient funds are available to meet any future commitments.
Currency Risk is the risk that the value of financial instruments will fluctuate due to changes in foreign exchange rates. Management monitors the fluctuations in currency exchange rates and manages its effect on the financial statements accordingly.
Fair Value is the amount for which an asset could be exchanged, or a liability settled between knowledgeable willing parties in an arm’s length transaction. As the Company’s financial instruments are compiled under the historical cost convention, differences can arise between their book values and fair value estimates. Management believes that the fair value of the Company’s financial assets and liabilities are not materially different from their carrying values.
20. CAPITAL COMMITMENTS
At December 31, the Company had the following capital commitments:

	2009	2008	2007
	SR 000	SR 000	SR 000

Commitments for the acquisition of property and equipment	84,000	105,000	116,000

NATIONAL METHANOL COMPANY (IBN SINA)
(LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS (Continued)
YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007
21.	SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN ACCOUNTING STANDARDS ISSUED BY THE SAUDI ORGANIZATION FOR CERTIFIED PUBLIC ACCOUNTANTS (SAUDI GAAP) AND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES (US GAAP)

The Company is a Saudi limited liability company registered in the Kingdom of Saudi Arabia and prepares its financial statements in accordance with Saudi GAAP. Saudi GAAP varies in certain respects from US GAAP. The material differences between accounting principles, practices and methods under Saudi GAAP and US GAAP and their effect on net income and shareholders’ equity for the years ended December 31, 2009, 2008 and 2007 are presented below, with an explanation of the adjustments. There are no material effects on the balance sheets or the statements of cash flows under Saudi GAAP for the purposes of reconciliation to US GAAP. In addition, comprehensive income under Saudi GAAP is the same as net income.
(a)	Reconciliation of net income

	Year Ended December 31,
(in SR ‘000)	2009	2008	2007

Net income under Saudi GAAP	1,226,714	1,778,071	1,546,894
Adjustments:
- Zakat and income tax (i)	(137,542)	(203,752)	(175,502)
- Deferred tax (ii)	(2,019)	3,521	(7,526)
- Actuarial valuation adjustments for end of service indemnities (iii)	(6,492)	668	4,200
- Other (iv)	3,463	1,115	3,763

Net income under US GAAP	1,084,124	1,579,623	1,371,829

(b)	Reconciliation of shareholders’ equity

	Year Ended December 31,
(in SR ‘000)	2009	2008	2007

Shareholders’ equity under Saudi GAAP	1,235,866	909,880	1,283,665
- Deferred tax (ii)	(147)	1,872	(1,649)
- Actuarial valuation adjustments for end of service indemnities (iii)	(21,215)	(14,723)	(15,391)
- Other (iv)	(10,801)	(14,264)	(26,879)

Shareholders’ equity under US GAAP	1,203,703	882,765	1,239,746

(c)	Summary of reconciling items to US GAAP
(i)	Zakat and income tax

Under Saudi GAAP, companies with both Saudi and foreign shareholders (commonly referred to as mixed companies) are required to present income tax and zakat as a separate line item in the statement of changes in shareholders’ equity. However, under US GAAP, income tax and zakat are viewed as expenses attributable to the Company’s operations. Accordingly, income tax and zakat are recognized in the statement of income.

(ii)	Deferred tax

NATIONAL METHANOL COMPANY (IBN SINA)
(LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS (Continued)
YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007
The Company has not recognized deferred income taxes under Saudi GAAP. Under US GAAP, deferred tax assets and deferred tax liabilities are recognized for future tax consequences of events, which have been recognized in an entity’s financial statements or tax returns. The Company recognized deferred tax assets and liabilities for the portion of temporary differences subject to income tax, that is, the portion of the taxable income attributable to foreign shareholders. Deferred tax assets and liabilities attributable to zakat, which is also considered as a tax based on income, are not material and, as such, have not been recorded.
(iii)	Employee benefits — end of service indemnities (“EOSI”)

Under Saudi GAAP, the Company’s EOSI obligations is calculated as the current value of the aggregate vested benefits to which each employee is entitled, assuming each employee had left the Company at the balance sheet date. However, under US GAAP, EOSI is deemed to be a defined benefit plan, and requires recognition of a liability, known as projected benefit obligation, for the actuarial present value as of the balance sheet date of all benefits attributed by the benefit formula to employee services before that date. Since EOSI is unfunded, under US GAAP, a liability is recognized equal to the projected benefit obligation. Net periodic pension costs comprise of service costs, interest costs, and gains and losses. In addition, gains or losses that are not recognized immediately as a component of net periodic pension cost are recognized as increases or decreases in other comprehensive income as they arise, and subsequently amortized to income using the corridor approach.

(iv)	Other

Other adjustments include the impact on net income and shareholders’ equity primarily for intangible assets capitalized under Saudi GAAP which should be expensed under US GAAP and interest-free loans to employees recorded at historical cost under Saudi GAAP that are recorded at amortized cost under US GAAP.